Exhibit 24(b)(10)



[Letterhead of GORDON ALTMAN BUTOWSKY WEITZEN SHALOV & WEIN]

                                               March 14, 1996


Oppenheimer International Growth Fund
Two World Trade Center
New York, New York  10048-0669

Dear Sirs:

     This opinion is being furnished in connection with the registration by Oppenheimer International Growth Fund, a Massachusetts business trust (the "Trust"), in connection with the Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the "1940 Act"). As counsel for the trust, we have examined such statues, regulations, corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

     As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Lane, Altman & Owens dated March 14, 1996.

     Based upon the foregoing, we are of the opinion that the Shares to be issued as described in the Registration Statement have been duly authorized and, assuming receipt of the consideration to be paid therefore, upon delivery as provided in the Registration Statement, will be legally and validly issued, fully paid and non-assessable(except for the potential liability of shareholders described in the Trust's Statement of Additional Information under the caption "About the Fund - How the Fund is Managed - Organization and History").

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,

                                               /s/ Gordon Altman Butowsky
                                               Weitzen Shalov & Wein

                                               Gordon Altman Butowsky
                                               Weitzen Shalov & Wein